Exhibit 99.1

Media Contact:	Investor Contact:

Mona Klausing, Active Network	Brinlea Johnson, The Blueshirt Group
Mona.Klausing@ActiveNetwork.com	Brinlea@BlueshirtGroup.com
1-858-964-3813	1-212-331-8424

Active Network Reports Third Quarter 2011 Results

•	Quarterly Revenues Increase 23% Year-Over-Year to $89.6 Million

•	Quarterly Adjusted EBITDA of $12.7 Million, Up 36% Over the Prior Year Period

•	YTD Total Net Revenue Up 20% Over the Prior Year Period and YTD Adjusted EBITDA Up 60% Over the Prior Year Period

SAN DIEGO, CALIF. – November 10, 2011 – The Active Network, Inc. (NYSE: ACTV), the leading provider of organization-based cloud computing applications, today announced its financial results for the third quarter of 2011.

Q3 2011 Financial Highlights:

(All comparisons are made to the third quarter of 2010)

•	Total net revenue was $89.6 million, up 23% from $73.1 million.

•	Technology revenue constituted 85%, or $76.3 million of total net revenue, up 22% from $62.4 million.

•	Marketing Services revenue constituted 15%, or $13.3 million of total net revenue, up 24% from $10.7 million.

•	Loss from operations narrowed to $412,000 compared to a loss of $2.3 million.

•	Net loss narrowed to $1.4 million compared to a net loss of $3.8 million.

•	Adjusted EBITDA, a non-GAAP financial measure, grew 36% to $12.7 million, from $9.3 million.

•	Cash flow from operations was $61.6 million, up 52%, as compared to $40.5 million.

•	The Company closed the quarter with cash and cash equivalents of $139.0 million.

•	For the nine months ended September 30, 2011, total net revenue was up 20% to $261.3 million and Adjusted EBITDA was up 60% to $35.7 million.

“We had a strong third quarter, delivering year-over-year revenue growth of 23%, exceeding expectations and increasing year-to-date revenues 20% over the prior year period,” said Dave Alberga, CEO of Active Network. “Solid growth in our technology segment was driven by the increased adoption of our technology solutions. We continue to demonstrate our leadership position in the industry as we leverage our organizational-based solutions platform to further penetrate key customer groups, like our faith-based, outdoors verticals and winter sports. Since the beginning of 2011, we have managed greater than $1.7B gross registration fees through our proprietary cloud-based platform. Our business has consistently outperformed, despite a more challenging economic environment, as we benefit from our diversified customer base and long-term contracts that result in predictable, recurring revenue.”

“Our results demonstrate our ability to achieve strong top line results while continuing to invest for future growth in key areas such as sales and technology,” explained Scott Mendel, CFO of Active Network. “One of the main drivers of our technology revenues is the number of registrations transacted through our cloud applications, and this quarter, we grew net registration revenue 17% over the same period last year. We believe our continued expansion in core markets and success in scaling our business will accelerate us towards our target long-term operating model.”

Q3 2011 Key Business Highlights:

•

Active Network announced the appointment of twenty-year global technology veteran, Darko Dejanovic, in the newly-created role of chief technology, product and innovation officer. Dejanovic is leading the Company’s global technology and product strategy and operations. The Company believes his expertise in growing global B2B and B2C technology and online media companies should be instrumental in advancing Active Network to further technology innovation and growth.

•	This quarter, the Company implemented and started recognizing revenue on the State of Ohio contract for hunting and fishing registrations.

•	During the quarter, the Company continued to grow and solidify its leading position in the faith-based market, now serving over 3,500 churches.

•	Active.com®, a media property of Active Network, announced the Active.com Couch-to-5K® training plan, a new iPhone application that encourages people to get off the couch and onto the roads.

Today, Active Network also announced the acquisition of Resort Technology Partners (RTP), a leading provider of enterprise software serving the ski resort and recreation markets. The addition of RTP as part of the Active Network portfolio of companies marks the Company’s entry into a strategic, sports market within the broader activities space, and is aligned with the Company’s strategy to use acquisitions to accelerate penetration into existing markets.

Business Outlook

For the fourth quarter of 2011, Active Network is targeting total net revenue to be in the range of $72 million to $76 million, with registration growth of approximately 12% to 14%, and revenue per registration growth of approximately 1% to 3% compared to the same period in the prior year. The

Company expects a net loss in the range of $15 million to $13 million and is targeting for Adjusted EBITDA in the range of $1 to $3 million.

Inclusive of the fourth quarter of 2011, the Company expects total net revenue in 2011 to be in the range of $333 million to $337 million, a net loss in the range of $22 million to $20 million and Adjusted EBITDA in the range of $36.7 to $38.7 million.

Conference Call Information

Active Network will host a conference call to discuss third quarter 2011 results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call dial-in number is 800-688-0836 for domestic participants and 617-614-4072 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of Active Network’s corporate website at: http://www.activenetwork.com/investors.

A replay of the call will be available starting at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) on November 10, 2011 through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on November 12, 2011. To listen to the replay, dial 888-286-8010 (or 617-801-6888 outside of the United States) and use the passcode 6015-8109. The webcast will also be available via webcast within the investor relations section of the Company’s website at: http://www.investors.activenetwork.com.

About The Active Network, Inc.

The Active Network, Inc. is the leading provider of organization-based cloud computing applications—serving the business events, community activities, outdoors, and sports markets— with over 47,000 global business customers and 70 million annual transactions reported last year. Our technology platform, ActiveWorks®, transforms the way organizers manage their activities and events by automating online registrations and streamlining other critical management functions, while also driving consumer participation to their events. Our flagship media property, Active.com®, is the leading online community for people who want to discover, participate in, and share activities about which they are passionate. Headquartered in San Diego, California since 1999, the company has over 25 offices worldwide. To learn more, visit www.ActiveNetwork.com or www.Active.com. Follow Active Network on Twitter @ActiveNetwork, @Active and on Facebook.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income

(loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, as well as the other risks detailed from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

THE ACTIVE NETWORK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Revenue:
Technology revenue	$76,341	$62,400	$225,002	$188,504
Marketing services revenue	13,287	10,693	36,343	29,473

Total net revenue	89,628	73,093	261,345	217,977
Cost of net revenue:
Cost of technology revenue	38,291	29,308	109,986	88,682
Cost of marketing services revenue	1,599	1,816	4,241	4,562

Total cost of net revenue	39,890	31,124	114,227	93,244

Gross profit	49,738	41,969	147,118	124,733
Operating expenses:
Sales and marketing	17,116	15,041	52,970	44,799
Research and development	17,628	15,048	50,181	46,400
General and administrative	11,737	10,101	34,633	32,958
Amortization of intangibles	3,669	4,029	11,090	12,149

Total operating expenses	50,150	44,219	148,874	136,306

Loss from operations	(412)	(2,250)	(1,756)	(11,573)
Interest income	32	43	91	113
Interest expense	(109)	(1,325)	(2,799)	(4,089)
Other income (expense), net	(33)	762	109	141

Loss before provision for income taxes	(522)	(2,770)	(4,355)	(15,408)
Provision for income taxes	910	1,064	2,490	2,772

Net loss	(1,432)	(3,834)	(6,845)	(18,180)
Accretion of redeemable convertible preferred stock	—	(7,055)	(11,810)	(20,828)

Net loss attributable to common stockholders	$(1,432)	$(10,889)	$(18,655)	$(39,008)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.03)	$(1.51)	$(0.62)	$(5.53)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	53,701	7,228	29,993	7,050

THE ACTIVE NETWORK, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$139,023	$31,441
Restricted cash	5,000	5,000
Accounts receivable, net	61,192	34,096
Inventories	1,102	—
Prepaid expenses and other current assets	4,914	4,181

Total current assets	211,231	74,718
Property and equipment, net	28,936	28,181
Software development costs, net	43,620	37,013
Goodwill	213,357	207,113
Intangible assets, net	32,429	41,208
Deposits and other assets	2,040	2,315

Total assets	$531,613	$390,548

Liabilities, preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,503	$5,372
Registration fees payable	76,172	40,667
Accrued expenses	36,103	32,172
Deferred revenue	52,672	34,013
Current portion of debt	—	16,866
Capital lease obligations, current portion	2,906	1,983
Other current liabilities	2,576	1,630

Total current liabilities	174,932	132,703
Debt, net of current portion	—	27,537
Capital lease obligations, net of current portion	649	1,663
Other long-term liabilities	5,644	4,353
Deferred tax liability	19,556	17,960

Total liabilities	200,781	184,216
Convertible preferred stock	—	21,187
Redeemable convertible preferred stock	—	371,126

Total preferred stock	—	392,313
Stockholders’ equity (deficit):
Common stock	55	9
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	602,194	65,224
Accumulated other comprehensive income	7,318	8,866
Accumulated deficit	(266,776)	(248,121)

Total stockholders’ equity (deficit)	330,832	(185,981)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$531,613	$390,548

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except revenue per registration)

(Unaudited)

Operational Data:
	Three Months Ended September 30,		% change		Nine Months Ended September 30,		% change
	2011	2010			2011	2010
Net registration revenue	$60,893	$52,074	17%		$182,067	$158,315	15%
Registrations	23,513	20,474	15%		62,969	54,859	15%
Net registration revenue per registration	$2.59	$2.54	2%		$2.89	$2.89	0%

Gross Profit Margin:
	Three Months Ended September 30,		% or bps		Nine Months Ended September 30,		% or bps
	2011	2010	change		2011	2010	change
Total net revenue	$89,628	$73,093	23%		$261,345	$217,977	20%
GAAP gross profit	49,738	41,969			147,118	124,733
Add back: stock-based compensation	52	25			107	79
Add back: depreciation & amortization	5,897	4,146			16,796	10,318

Non-GAAP gross profit	55,687	46,140	21%		164,021	135,130	21%
Gross profit margin:
GAAP gross profit margin	55.5%	57.4%	(190	) bps	56.3%	57.2%	(90	) bps
Non-GAAP gross profit margin	62.1%	63.1%	(100	) bps	62.8%	62.0%	80	bps

Stock-based compensation:	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of net revenue	$52	$25	$107	$79
Sales and marketing	277	134	1,040	390
Research and development	315	8	636	287
General and administrative	1,326	1,182	2,999	3,786

Total	$1,970	$1,349	$4,782	$4,542

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON - GAAP RESULTS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Non-GAAP net income (loss):
GAAP net loss	$(1,432)	$(3,834)	$(6,845)	$(18,180)
Add back: stock-based compensation	1,970	1,349	4,782	4,542
Add back: amortization of intangibles	5,063	5,232	15,310	15,830
Income tax effect	(2,461)	(2,303)	(7,032)	(7,130)

Non-GAAP net income (loss)	$3,140	$444	$6,215	$(4,938)

Non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$3,140	$444	$6,215	$(4,938)
GAAP basic shares	53,701	7,228	29,993	7,050
Add: preferred stock conversion	—	34,632	18,267	34,632

Non-GAAP basic shares	53,701	41,860	48,260	41,682

GAAP diluted shares	53,701	7,228	29,993	7,050
Add: preferred stock conversion and dilutive securities	9,124	39,022	27,433	34,632

Non-GAAP diluted shares	62,825	46,250	57,426	41,682

Non-GAAP net income (loss) per share:
Basic	$0.06	$0.01	$0.13	$(0.12)

Diluted	$0.05	$0.01	$0.11	$(0.12)

	Three Months Ended September 30,		% change	Nine Months Ended September 30,		% change
	2011	2010		2011	2010
Adjusted EBITDA:
Net loss	$(1,432)	$(3,834)		$(6,845)	$(18,180)
Interest expense, net	77	1,282		2,708	3,976
Income tax provision	910	1,064		2,490	2,772
Depreciation & amortization	11,146	10,230		32,654	29,287
Stock-based compensation	1,970	1,349		4,782	4,542
Other expense (income), net	33	(762)		(109)	(141)

Adjusted EBITDA	$12,704	$9,329	36%	$35,680	$22,256	60%

THE ACTIVE NETWORK, INC.

FUTURE PERFORMANCE - 4TH QUARTER AND FULL YEAR 2011 OUTLOOK

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands)

	Estimated		Estimated
	4th Quarter 2011		Full Year 2011
	Low End	High End	Low End	High End
Net loss	$(15,000)	$(13,000)	$(21,800)	$(19,800)
Interest, taxes & other	1,200	1,200	6,200	6,200
Depreciation & amortization	11,600	11,600	44,300	44,300
Stock-based compensation	3,200	3,200	8,000	8,000

Adjusted EBITDA	$1,000	$3,000	$36,700	$38,700

© 2011 The Active Network, Inc. All rights reserved. Active.com and ActiveWorks are registered trademarks of The Active Network, Inc. Active Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.